As filed with the Securities and Exchange Commission on
December 12,1997
	Registration No. 333-36657
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
_________________________
ABIOMED, Inc.
(Exact Name Of Registrant As Specified In Its Charter)
________________________
Delaware		       	  04-2743260
(State or Other Jurisdiction of      (I.R.S. Employer
Incorporation or Organization)       Identification
Number)
33 Cherry Hill Drive, Danvers, Massachusetts 01923
 (978) 777-5410
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant's Principal
Executive Offices) __________________________
Dr. David M. Lederman
President and Chief Executive Officer
ABIOMED, Inc.
33 Cherry Hill Drive
Danvers, Massachusetts 01923  (978) 777-5410
(Name, Address, including Zip Code, and Telephone
Number, including Area Code, of Agent for Service)
__________________________
Copies to:
Philip J. Flink, Esquire   Steven C. Browne,Esquire
Brown, Rudnick, Freed      Testa, Hurwitz&Thibeault,LLP
& Gesmer	            High Street Tower
One Financial Center        125 High Street
Boston, Massachusetts 02111 Boston, Massachusetts 02110
(617) 856-8200  			(617) 248-7000

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ABIOMED, Inc. (the "Company") hereby seeks to deregister
a total of 2,470,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share, which were registered in connection with the Company's
Registration Statement on Form S-3, File No. 333-36657
(the "Registration Statement"), which was declared effective on November 3, 1997. Pursuant to the Company's Post-Effective Amendment No. 1 to Form S-3, the Company reduced the size of the offering contemplated by the Registration Statement and only sold
290,000 shares. As a result, of the 2,760,000 shares registered in connection with the Registration
Statement, 2,470,000 Shares should be deregistered.
SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 promulgated thereunder, the Registrant has caused this Post-Effective
Amendment No. 2 to the Registration Statement on  Form
S-3, File No. 333-36657, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Danvers, Commonwealth of Massachusetts, on
December 12, 1997.

ABIOMED, INC.
By:	/s/   John F. Thero
	John F. Thero
	Vice President - Finance
	and Treasurer
	Chief Financial Officer
	Principal Accounting
	Officer